                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Investors of Protective Investment Company:


We consent to the inclusion in Post-Effective Amendment No. 7 to the Registration Statement of Protective Investment Company (the "Company") on Form N-1A (File No. 33-71592) of our report dated February 10, 1997 on our audit of the financial statements and financial highlights of the Company for the period ended December 31, 1996, which report is included in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


                                          COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
April 25, 1997